Exhibit (d)(4)

MUTUAL NON-DISCLOSURE AGREEMENT THIS MUTUAL NON-DISCLOSURE AGREEMENT (the “Agreement”) is made effective as of July 24, 2012, by and between TRIUS THERAPEUTICS a Delaware corporation, and CUBIST PHARMACEUTICS, INC., a Delaware corporation, to assure the protection and preservation of the confidential and/or proprietary nature of information to be disclosed or made available to each other in connection with potential tedizolid/tedizolid phosphate (TR-700/TR-701) partnering discussions. The parties hereby agree as follows: 1. Subject to the limitations set forth in Section 2, all information disclosed by either party to the other party, whether in oral, written, graphic or electronic form shall be deemed to be “ProprietaryIinformation.” In particular, Proprietary Information of a party shall include, without limitation, trade secrets, know-how, inventions, ideas, tangible and intangible information, including, where applicable, but not limited to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, compounds, products, processes, designs, formulas, methods, techniques, programs, software models, algorithms, developmental or experimental work, test data and results (including, without limitation, pharmacological, toxicological and clinical test data and results), compilations of data, other works of authorship, improvements, discoveries, information regarding plans for research and development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, licensees and strategic partners, the existence and terms of any business discussions, negotiations or agreements to which such party is a party and information regarding the skills and compensation of other employees or consultants of a party. 2. The term “Proprietary Information” shall not include information which the receiving party can demonstrate by competent written proof: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its written records; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without any breach of this Agreement. 3. Each party shall maintain all Proprietary Information of the other party in trust and confidence and shall not disclose any such Proprietary Information to any third party or use any such Proprietary Information for any unauthorized purpose. In particular, the receiving party shall not file any patent application containing any claim to any subject matter to the extent derived from the Proprietary Information of the disclosing party. The receiving party may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement hereto and for no other purpose. The receiving party shall not use Proprietary Information for any purpose or in any manner that would constitute a violation of any laws or regulations, including, without limitation, the export control laws of the United States. No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement. Nothing in this Agreement grants the receiving party the right to retain, distribute or commercialize any Proprietary Information, or to use it in any other manner other than the limited manner set forth above. The receiving party agrees that it will not in any way attempt to obtain, either directly or indirectly, any information regarding the Proprietary Information of the disclosing party from any third party who has been employed by, provided consulting services to, or received in confidence information from, the disclosing party. 4. Proprietary Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. 1.

 5. The receiving party shall advise its employees who might have access to the disclosing party’s Proprietary Information of the confidential nature thereof and agrees that its employees shall be bound by the terms of this Agreement. The receiving party shall not disclose any Proprietary Information of the disclosing party to any employee who does not have a need for such information. The receiving party shall not disclose any Proprietary Information of the disclosing party to any third party without the disclosing party’s written consent. 6. All Proprietary Information (including all copies thereof) shall at all times remain the property of the disclosing party and shall be returned to the disclosing party after the receiving party’s need for it has expired, or upon request of the disclosing party, and in any event, upon completion or termination of this Agreement. Alternatively, at the receiving party’s discretion, such information may be destroyed rather than returned upon request of the disclosing party. In neither case shall the obligation to return/destroy extend to information securely stored in automated electronic backups. The receiving party may also retain one copy of any Proprietary Information in a secure location for the sole purpose of monitoring its ongoing obligations under this Agreement. 7. Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure is in response to a valid order of a court or other governmental body of competent jurisdiction of the United States or any political subdivision thereof or is otherwise required by law or regulation; provided, however, that the receiving party shall promptly give notice to the disclosing party and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued or the law or regulation required or to seek other confidential treatment of such information. 8. This Agreement shall continue in full force and effect for five (5) years from the Effective Date. This Agreement may be terminated by either party at any time upon 30 days’ written notice to the other party. The termination of this Agreement shall not relieve either party of the obligations imposed by Sections 3 through 16 of this Agreement which shall survive any such termination and continue for a period of five (5) years from the date of such termination or expiration. 9. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be in writing and shall be deemed given (i) upon personal delivery to the appropriate address, (ii) upon delivery by facsimile transmission with receipt confirmed, (iii) if sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing, or (iv) if sent by overnight courier, the next business day such courier regularly makes deliveries. 10. This Agreement will be governed by and construed according to the laws of the State of California, excluding its conflicts of laws principles. 11. The receiving party hereby acknowledges and agrees that in the event of any breach of this Agreement by the receiving party, including, without limitation, the actual or threatened disclosure or unauthorized use of Proprietary Information without the prior express written consent of the disclosing party, the disclosing party would suffer an irreparable injury such that no remedy at law would adequately protect or appropriately compensate the disclosing party for such injury. Accordingly, the receiving party agrees that the disclosing party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the disclosing may have for a breach of this Agreement. 12. This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to said subject matter. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. 2.

 13. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect. 14. The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns. Neither party shall assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of the other party. 15. The waiver from time to time by the disclosing party of any of its rights or the disclosing party’s failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of the disclosing party’s rights or remedies provided in this Agreement. 16. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. 17. The disclosing party understands and acknowledges that the receiving party has and may have present or future initiatives or opportunities involving similar products, programs, technologies or processes that may compete with a product, program, technology or process of the disclosing party. The disclosing party acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty, covenant or inference that the receiving party will not itself develop, manufacture or market or enter into business relationships with one or more third parties to develop, manufacture or market products, programs, technologies or processes that are similar to or that may compete with any product, program, technology or process of the disclosing party, provided, in each case, that the receiving party does not use or disclose the disclosing party’s Proprietary Information in breach of this Agreement or otherwise violate any of its obligations under this Agreement in connection therewith. IN WITNESS WHEREOF, the parties have, by duly authorized persons, executed this Agreement, as of the date first above written. TRIUS THERAPEUTICS, INC. CUBIST PHARMACEUTICS, INC. By: /s/ John Schmid By: /s/ Brad Prosek Name: John Schmid Name: Brad Prosek Title: CFO Title: Sr. Director, Corp. Dev. Address: Address: 6310 Nancy Ridge Drive, Suite 101 65 Hayden Ave San Diego, CA 92121 Lexington, MA 02421 Attention: Brendan Hannah Attention: Facsimile: (858) 452-0412 Facsimile: 3.